Exhibit 23.1


                 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITIORS
                 ---------------------------------------------------
     We consent to the reference to our firm under the caption "Experts" in the Amendment No. 2 to the Registration Statement (Form S-3) and related Prospectus of Advanced Tissue Sciences, Inc. for the registration of 5,000,000 shares of its common stock and to the incorporation by reference therein of our report dated January 29, 1999, with respect to the consolidated financial statements of Advanced Tissue Sciences, Inc., and our report dated January 18, 1999, with respect to the combined financial statements of the Dermagraft Joint Venture included in the Annual Report (Form 10-K/A) of Advanced Tissue Sciences, Inc. for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                                      /s/ Ernst & Young LLP

                                                     ERNST & YOUNG LLP

San Diego, California
September 10, 1999